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                                                                   EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of Reflectone, Inc., and Subsidiaries on Form S-8 (File No. 2-82048, 33-3059, 33-37077 and 33-79912) of our report dated February 14, 1997 on our audits of the consolidated financial statements and financial statement schedules of Reflectone, Inc. and Subsidiaries, as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Tampa, Florida
March 3, 1997